UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in Item 5.07 of this Current Report on Form 8-K, AGL Resources Inc. (the “Company”) held its annual meeting of shareholders on April 28, 2015, and upon the recommendation of the Company’s Board of Directors, the shareholders voted on and approved an amendment to the Company’s Amended and Restated Articles of Incorporation.  The amendment permits shareholders who have held 25% of the Company’s outstanding shares of common stock in a net long position continuously for at least one year to call a special meeting of shareholders.

The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Secretary of State of the State of Georgia on April 28, 2015 and were effective as of such date.

In connection with the amendment to the Amended and Restated Articles of Incorporation, the Board of Directors amended the Company’s Bylaws to provide for an orderly process for any such special meeting including provisions dealing with the information required to be furnished with any special meeting request, the determination of the requesting shareholder’s net long position and certain limitations and conditions.  The amendments to the Bylaws became effective on April 28, 2015.

The foregoing is a summary of the amendments to the Amended and Restated Articles of Incorporation and Bylaws.  This summary is qualified by the Amended and Restated Articles of Incorporation, as amended, and the Bylaws, as amended, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders in Atlanta, Georgia on April 28, 2015. Holders of an aggregate of 119,792,280 shares of the Company’s common stock at the close of business on February 17, 2015, were entitled to vote at the meeting, of which 104,258,327 or 87.03% of the eligible voting shares were represented in person or by proxy. At the annual meeting, the shareholders were presented with six proposals as set forth in the Company’s proxy statement. The shareholders voted as follows:

Proposal 1 – Election of Directors.

DIRECTOR NOMINEE	FOR	AGAINST	ABSTAIN
Sandra N. Bane	82,608,111	484,480	378,588
Thomas D. Bell, Jr.	81,909,860	1,173,616	387,703
Norman R. Bobins	81,805,104	1,275,211	390,864
Charles R. Crisp	81,863,746	1,227,199	380,234
Brenda J. Gaines	81,856,295	1,216,804	398,080
Arthur E. Johnson	81,720,253	1,274,164	476,762
Wyck A. Knox, Jr.	81,709,201	1,284,972	477,006
Dennis M. Love	81,877,418	1,127,475	466,286
Dean R. O’Hare	82,437,574	558,336	475,269
Armando J. Olivera	82,484,891	606,438	379,850
John E. Rau	82,457,821	544,616	468,742
James A. Rubright	81,874,554	1,217,794	378,831
John W. Somerhalder II	80,382,299	2,625,419	463,461
Bettina M. Whyte	82,498,960	592,516	379,703
Henry C. Wolf	81,190,870	1,892,268	388,041

Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

FOR	102,307,985
AGAINST	1,460,444
ABSTAIN	489,898

Proposal 3 – Approval of a non-binding resolution to approve the compensation of our named executive officers.

FOR	80,179,007
AGAINST	2,522,014
ABSTAIN	770,158
BROKER NON-VOTES	20,787,148

Proposal 4 – Adoption of an amendment to the Company’s Amended and Restated Articles of Incorporation to provide holders of at least 25% of the voting power of all outstanding shares entitled to vote the right to call a special meeting of shareholders.

FOR	81,371,538
AGAINST	1,420,066
ABSTAIN	679,575
BROKER NON-VOTES	20,787,148

Proposal 5 - Shareholder proposal regarding an independent chairman policy.

FOR	31,717,886
AGAINST	51,001,437
ABSTAIN	751,856
BROKER NON-VOTES	20,787,148

Proposal 6 - Shareholder proposal regarding goals for reducing greenhouse gas emissions.

FOR	19,167,719
AGAINST	58,575,297
ABSTAIN	5,728,163
BROKER NON-VOTES	20,787,148

Item 7.01               Regulation FD Disclosure

On April 28, 2015, the Board of Directors of the Company appointed James A. Rubright as its Lead Director. As more fully described in the Company’s corporate governance guidelines, available on the corporate governance page of the Company’s website at www.aglresources.com, the Lead Director’s duties include, among other things, serving as chairman of the executive committee of the Board of Directors; presiding at the executive sessions of non-management directors; and overseeing the Company’s policy on communications between shareholders or other interested parties and non-management directors.  Mr. Rubright succeeds Mr. Arthur E. Johnson, who will continue as a member of the board of directors and served as the Company’s Lead Director since 2009.

Item 9.01                       Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, as amended, of AGL Resources Inc.
3.2	Bylaws of AGL Resources Inc., as amended April 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: May 4, 2015	/s/ Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, as amended, of AGL Resources Inc.
3.2	Bylaws of AGL Resources Inc., as amended April 28, 2015.